PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 14 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated April 6, 1998                                       Dated April 29, 1998
                                                                Rule 424(b)(3)
                            LIT 25,000,000,000
                     Morgan Stanley Dean Witter & Co.
                        MEDIUM-TERM NOTES, SERIES D
                       EQUITY LINKED NOTES DUE 2006

                             ----------------

               The Equity Linked Notes due 2006 (the "Notes" ) are Medium-Term Notes, Series D of Morgan Stanley Dean Witter & Co. (the "Company" ), as further described herein and in the Prospectus Supplement under "Description of Notes--Fixed Rate Notes" and "--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices." The Notes are being issued in minimum denominations of Italian lire ("LIT ") 50,000,000 and will mature on June 2, 2006 (the "Maturity Date"). The Issue Price of each Note will be LIT 45,450,000 (90.9% of the principal amount) (the "Issue Price"), and there will be no payments of interest prior to the maturity of the Notes.

               The Notes will not be redeemable by the Company in whole or in part prior to the Maturity Date other than under the circumstances described under "Description of Notes--Tax Redemption" in the accompanying Prospectus Supplement. The Notes will be issued only in bearer form, which form is further described under "Description of Notes--Forms, Denominations, Exchange and Transfer" in the accompanying Prospectus Supplement. Notes in bearer form will not be exchangeable at any time for Notes in registered form.

               On the Maturity Date, the holder of each Note will receive (i) the par amount of such Note (LIT 50,000,000) ("Par") plus (ii) an amount (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the value of a basket of indices that includes the S&P 500 Composite Stock Price Index (the "S&P 500 Index"), as calculated by Standard & Poor's ("S&P"), a division of the McGraw-Hill Companies, Inc., the Swiss Market Index ("SMI"), as calculated by the Zurich, Geneva and Basel stock exchanges (the "Swiss Exchange"), and the Dow Jones Euro STOXX 50 (price return) ("DJES50"), as calculated by STOXX Ltd. (together, the "Underlying Indices" and each an "Underlying Index").

               The Supplemental Redemption Amount payable with respect to each Note at maturity will equal the product of (i) the par amount of such Note and
(ii) the greater of (x) 16% and (y) 80% of the Basket Change Percentage. The Basket Change Percentage will be the sum of (A) 1/3 times the S&P 500 Index Change Percentage, (B) 1/3 times the SMI Change Percentage and (C) 1/3 times the DJES50 Change Percentage. The S&P 500 Index Change Percentage is the amount (positive or negative) by which the Final Average Value of the S&P 500 Index differs from the Initial Value of the S&P 500 Index, expressed as a percentage of such Initial Value. The SMI Change Percentage is the amount (positive or negative) by which the Final Average Value of the SMI differs from the Initial Value of the SMI, expressed as a percentage of such Initial Value. The DJES50 Change Percentage is the amount (positive or negative) by which the Final Average Value of the DJES50 differs from the Initial Value of the DJES50, expressed as a percentage of such Initial Value. The Initial
Value of each Underlying Index will be the value of such Underlying Index on June 2, 1998. The Final Average Value of each Underlying Index will equal the arithmetic average of the closing values of such Underlying Index on the second day of each month, commencing July 2, 1998, and ending June 2, 2005 (the "Determination Dates"), except in the case of certain Market Disruption
Events.

               Due to the method of calculation, the Notes will not be subject to currency risk related to fluctuations in the Italian lire value of the S&P 500 Index, which is quoted in U.S. Dollars, the SMI, which is quoted in Swiss Francs or the DJES50, which is quoted in ECU and will be quoted in Euro commencing January 1, 1999.

               For information as to the calculation of the Supplemental Redemption Amount and certain tax consequences to beneficial owners of the Notes, see "Supplemental Redemption Amount," "Final Average Value," "Determination Dates" and "United States Federal Taxation" in this Pricing Supplement.

               The Company will cause the "Supplemental Redemption Amount" to be determined by Morgan Stanley & Co. International Limited (the "Calculation Agent") for The Chase Manhattan Bank, as Trustee under the Senior Debt Indenture.

               Application has been made to the London Stock Exchange Limited (the "London Stock Exchange") for the Notes to be admitted to the Official List.

       An investment in the Notes entails risks not associated with similar investments in a conventional debt security, as described under "Risk Factors" on PS-6 through PS-8 herein.

                        MORGAN STANLEY DEAN WITTER



CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR THE INDIVIDUAL STOCKS UNDERLYING THE S&P 500 INDEX, THE SMI AND/OR THE DJES50. SPECIFICALLY, THE AGENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES OR INDIVIDUAL STOCKS UNDERLYING THE S&P 500 INDEX, THE SMI AND/OR THE DJES50 IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "USE OF PROCEEDS AND HEDGING."

Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement.

Principal Amount..............   LIT 25,000,000,000

Maturity Date.................   June 2, 2006.

Interest Rate.................   There will be no periodic payments of
                                 interest.  See "Supplemental Redemption
                                 Amount."

Specified Currency............   Italian lire ("LIT")

Price to Public...............   90.9%

Settlement Date (Original
  Issue Date).................   June 2, 1998

Common Code...................   8705771

ISIN..........................   XS0087057716

Senior Note or Subordinated
  Note........................   Senior

Minimum Denominations.........   LIT 50,000,000

Agent.........................   Morgan Stanley & Co. International Limited

Trustee.......................   The Chase Manhattan Bank

Maturity Redemption Amount....   On the Maturity Date, the holder of each Note
                                 will receive (i) the par amount of such Note
                                 LIT 50,000,000 ("Par") plus (ii) the
                                 Supplemental Redemption Amount.

Supplemental Redemption Amount   The Supplemental Redemption Amount payable
                                 with respect to each Note at maturity will be an amount equal to the product of (i) the par amount of such Note and (ii) the greater of
                                 (x) 16% and (y) 80% of the Basket Change
                                 Percentage.  The Supplemental Redemption
                                 Amount is described by the following formula:


           [                                                                                                    ]
           [              [1/3 (Final Average Value of the S&P 500 Index - Initial Value of the S&P 500 Index)] ]
           [              [    -------------------------------------------------------------------------------] ]
           [              [                        Initial Value of the S&P 500 Index                         ] ]
PAR x MAX  [ 16%, 80% x
           [
           [              [+ 1/3 (Final Average Value of the SMI - Initial Value of the SMI)                  ] ]
           [              [      -----------------------------------------------------------                  ] ]
           [              [                       Initial Value of the SMI                                    ] ]
           [
           [
           [              [+ 1/3 (Final Average Value of the DJES50 - Initial Value of the DJES50)            ] ]
           [              [      -----------------------------------------------------------------            ] ]
           [              [                         Initial Value of the DJES50                               ] ]




                                 The Company will cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Supplemental Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date. See "Discontinuance of
                                 Underlying Indices; Adjustments to Underlying
                                 Indices" below.

                                 All percentages resulting from any
                                 calculation with respect to the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
                                 .9876545) would be rounded to 9.87655% (or
                                 .987655)), and all lira amounts used in or resulting from such calculation will be rounded to the nearest lira with one-half lira being rounded upwards.

Basket Change Percentage:.....   The sum of (A) 1/3 times the S&P 500 Index
                                 Change Percentage, (B) 1/3 times the SMI
                                 Change Percentage and (C) 1/3 times the
                                 DJES50 Change Percentage.

S&P 500 Index Change Percentage: The amount (positive or negative) by which
                                 (A) the Final Average Value of the S&P 500
                                 Index differs from (B) the Initial Value of the S&P 500 Index, expressed as a percentage of such Initial Value.

SMI Change Percentage:........   The amount (positive or negative) by which
                                 (A) the Final Average Value of the SMI
                                 differs from (B) the Initial Value of the
                                 SMI, expressed as a percentage of such
                                 Initial Value.

DJES50 Change Percentage:.....   The amount (positive or negative) by which
                                 (A) the Final Average Value of the DJES50
                                 differs from (B) the Initial Value of the
                                 DJES50, expressed as a percentage of such
                                 Initial Value.

Initial Value:................   With respect to any Underlying Index, the
                                 Initial Value will be the value of such
                                 Underlying Index on June 2, 1998.

Final Average Value:..........   With respect to any Underlying Index, the
                                 Final Average Value will be the arithmetic
                                 average of the Index Closing Values of such
                                 Underlying Index on each of the Determination
                                 Dates, as determined by the Calculation Agent.

Index Closing Value...........   The Index Closing Value of any Underlying
                                 Index, as of any Determination Date, will
                                 equal the closing value of such Underlying
                                 Index or any Successor Index (as defined
                                 below) at the regular official weekday close
                                 of trading on such Determination Date.  See
                                 "Discontinuance of the Underlying Indices;
                                 Adjustments to Underlying Indices."

                                 References herein to any Underlying Index will be deemed to include any Successor Index to such Underlying Index, unless the context requires otherwise.

Underlying Index..............   Any of the indices listed in the first column
                                 of the table below (which are further
                                 described herein) or any replacement index as
                                 may be chosen by the Determination Agent as
                                 provided under "Discontinuance of Underlying
                                 Indices; Adjustments to Underlying Indices."
                                 Each such index shall herein be referred to
                                 by the term in the second column.


 Underlying           Name               Primary             Underlying
    Index          Used Herein          Exchange           Index Publisher
------------      -------------    -------------------     ---------------
S&P 500           SP 500 Index     The New York            Standard &
Composite                          Stock Exchange          Poor's
Stock Price                        ("NYSE")
Index
--------------------------------------------------------------------------
Swiss Market      SMI              Zurich, Geneva and      Swiss
Index                              Basel stock             Exchange
                                   exchanges (the
                                   "Swiss Exchange")
--------------------------------------------------------------------------
Dow Jones         DJES50           The Frankfurt Stock     STOXX Ltd.
Euro Stoxx 50                      Exchange ("FSE")



Exchange......................   Any of the primary exchanges listed in the
                                 third column of the table above or their
                                 successors.

Underlying Index Publisher....   Any of the publishers listed in the fourth
                                 column of the table above or their successors.

Trading Day...................   With respect to each Underlying Index, a day on
                                 which trading is generally conducted (i) on the
                                 Exchange of such Underlying Index and (ii) on
                                 any exchange on which futures or options
                                 contracts related to such Underlying Index are
                                 traded, other than a day on which trading on
                                 such primary exchange is scheduled to close
                                 prior to its regular weekday closing time, as
                                 determined by the Calculation Agent.

Determination Dates...........   The Determination Dates will be the second
                                 day of each month, commencing July 2, 1998
                                 and ending June 2, 2005, and, if any such
                                 date is not a Trading Day with respect to any
                                 Underlying Index, the Determination Date with
                                 respect to such Underlying Index shall be the
                                 next  succeeding Trading Day, unless there is
                                 a Market Disruption Event on any such Trading
                                 Day.  If a Market Disruption Event, with
                                 respect to any Underlying Index, occurs on
                                 any such Trading Day, such Determination Date
                                 for the disrupted Underlying Index will be
                                 the immediately succeeding Trading Day during
                                 which no Market Disruption Event, related to
                                 such Underlying Index, will have occurred;
                                 provided that if a Market Disruption Event,
                                 with respect to such Underlying Index, has
                                 occurred on each of the five Trading Days
                                 immediately succeeding any of the scheduled
                                 Determination Dates, then (i) such fifth
                                 succeeding Trading Day will be deemed to be
                                 the relevant Determination Date for such
                                 Underlying Index, notwithstanding the
                                 occurrence of a Market Disruption Event on
                                 such day and (ii) with respect to any such
                                 fifth Trading Day on which a Market
                                 Disruption Event occurs, the Calculation
                                 Agent will determine the value of the
                                 disrupted Underlying Index on such fifth
                                 Trading Day in accordance with the formula
                                 for and method of calculating the disrupted
                                 Underlying Index last in effect prior to the
                                 commencement of the Market Disruption Event,
                                 using the closing price (or, if trading in the
                                 relevant securities has been materially
                                 suspended or materially limited, its good
                                 faith estimate of the closing price that
                                 would have prevailed but for such suspension
                                 or limitation) on such Trading Day of each
                                 security most recently comprising the
                                 disrupted Underlying Index.

                                 In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will be equal to the par amount plus the Supplemental Redemption Amount determined as though each of the Determination Dates scheduled to occur on or after such date of acceleration were the date of acceleration.

Market Disruption Event:......   With respect to any Underlying Index, "Market
                                 Disruption Event" means the occurrence or
                                 existence of either of the following events
                                 on a Determination Date as determined by the
                                 Calculation Agent:

                                    (i) a suspension, material limitation or absence of trading on the relevant
                                    Exchange of stocks then constituting 20% or more, by weight, of such Underlying Index
                                    (or the relevant Successor Index) during the one-half hour period preceding the close of trading on such Exchange; or

                                    (ii) the suspension or material limitation on any major securities market of trading in futures or options contracts related to such Underlying Index (or the relevant
                                    Successor Index) during the one-half hour period preceding the close of trading on such market.

                                 For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in any Underlying Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Underlying
                                 Index shall be based on a comparison of (x) the portion of the level of such Underlying
                                 Index attributable to that security relative to (y) the overall level of such Underlying
                                 Index, in each case immediately before that suspension or limitation.

Calculation Agent.............   Morgan Stanley & Co. International Limited
                                 ("MSIL")

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and holders of the Notes.

                                 Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Values or whether a Market
                                 Disruption Event has occurred.  See
                                 "Discontinuance of Underlying Indices;
                                 Adjustments to Underlying Indices" below and "Market Disruption Event" above. MSIL is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculation of the Final Average Value of an Underlying Index that the Calculation Agent may be required to make prior to its dissemination. MSIL is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Risk Factors:.................   An investment in the Notes entails
                                 significant risks not associated with similar
                                 investments in a conventional debt security
                                 including the following.

                                 Because the Final Average Value of each
                                 Underlying Index will be based upon an
                                 average of closing values for each such
                                 Underlying Index on specified days (the
                                 Determination Dates), a significant increase in any Underlying Index as measured on the Determination Date in the final month, or in any earlier month, may be substantially or entirely offset by the values of such Underlying Index on the Determination Dates in other months.

                                 Neither the S&P 500 Index, the SMI nor the
                                 DJES50 reflects the payment of dividends on the stocks underlying it and therefore the yield to maturity of the Notes based on the S&P 500 Index, the SMI and the DJES50 will not produce the same yield as if such underlying stocks were purchased and held for a similar period. Furthermore, an investment in the underlying stocks would, unlike the calculation of the Supplemental Redemption
                                 Percentage with respect to the Notes, be affected by any fluctuations in the exchange rate between the U.S. Dollars, Swiss Francs or other currencies in European countries, as the case may be, and the Italian lire.

                                 There can be no assurance as to how the Notes will trade in the secondary market or whether such market will be liquid or illiquid. It is expected that the secondary market value for the Notes will be affected by the creditworthiness of the Company and by a number of factors, including, but not limited to, the volatility of each Underlying Index, dividend rates on the stocks comprising each Underlying Index, the time remaining to the Determination Dates and to the maturity of the Notes and market interest rates in the United States and Europe. In addition, the
                                 Final Average Value of each Underlying Index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. The historical experiences of the Underlying Indices should not be taken as an indication of their future performances during the term of any Note.

                                 The underlying stocks that constitute the S&P
                                 500 Index, the SMI and the DJES50 have been issued by companies in the United States and various European countries. Investments in securities indexed to the value of such country's equity securities involve certain risks associated with the securities market in such country, including the risks of volatility in such markets, government intervention in such markets, cross-shareholdings in companies in certain countries, legal requirements concerning public information about companies in
                                 European countries that are less exhaustive than similar requirements concerning companies that file reports with the United
                                 States Securities and Exchange Commission
                                 (the "SEC") and accounting and financial standards that differ from country to country and from those applicable to companies in the United States.

                                 Securities prices in each country are subject to political, economic, financial and social factors in that country that could negatively affect securities markets in such country.
                                 Moreover, the economies in such countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

                                 The historical values of an Underlying Index should not be taken as an indication of the future performance of such Underlying Index during the term of the Notes. While the trading prices of the stocks comprising an Underlying Index will determine the value of such Underlying Index, it is impossible to predict whether the value of such Underlying
                                 Index will fall or rise. Trading prices of the stocks comprising an Underlying Index will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the such stocks are traded, and by various circumstances that can influence the values of stocks in a specific market segment or of a particular stock.

                                 The policies of an Exchange concerning
                                 additions, deletions and substitutions of the stocks comprising an Underlying Index and the manner in which an Exchange takes account of certain changes affecting such underlying stocks may affect the value of such Underlying Index. The policies of an Exchange with respect to the calculation of an Underlying Index could also affect the value of such Underlying Index. An Exchange may discontinue or suspend calculation or dissemination of an Underlying Index. Any such actions could affect the value of the Notes. See "Underlying Indices" and
                                 "Discontinuance of Underlying Indices;
                                 Adjustments to Underlying Indices" below.

                                 Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation
                                 Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Value of an Underlying Index or whether a Market
                                 Disruption Event has occurred.  See
                                 "Discontinuance of Underlying Indices;
                                 Adjustments to Underlying Indices" below and "Market Disruption Event" above.

                                 It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in light of their particular circumstances.

                                 Investors should also consider the tax
                                 consequences of investing in the Notes.  See
                                 "United States Federal Taxation" below.

Underlying Indices............   All information regarding the S&P 500 Index,
                                 the SMI and the DJES50 set forth herein,
                                 including, without limitation, its make-up,
                                 method of calculation and changes in its
                                 components, has been derived from publicly
                                 available information.  Such information
                                 reflects the policies of, and are subject to
                                 change by, the respective publishers of the
                                 Underlying Indices.  None of the publishers
                                 has any obligation to continue to publish,
                                 and may discontinue publication of, its
                                 respective Underlying Index.

                                 The Company or its affiliates may presently or from time to time engage in business with any of the publishers, owners, founders or creators of any of the Underlying Indices or any of their successors or one or more of the issuers of the component stocks of any of the Underlying Indices, including extending loans to, making equity investments in or providing advisory services, including merger and acquisition advisory services, to any of such publishers, their successors, founders or creators or to any of such issuers. In the course of such business with issuers, the Company or its affiliates may acquire non-public information with respect to such issuers. The Company may also act as market maker for the common stocks of such issuers.
                                 The Company does not make any representation to any purchaser of Notes with respect to any matters whatsoever relating to any of such publishers, their successors, founders or creators or to any of such issuers. Any prospective purchaser of Notes should undertake such an independent investigation of the issuers of the component stocks of the Underlying Indices and with respect to the competency of their respective publishers to formulate and calculate the applicable Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes. The composition of the Underlying Indices does not reflect any investment or sell recommendations of the Company or its affiliates.

                                 S&P 500 Index

                                 The S&P 500 Index is published by S&P and is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value
                                 (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
                                 The "Market Value" of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                                 The S&P 500 Index is calculated using a
                                 base-weighted aggregate methodology: the level of the Index reflects the total Market
                                 Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43
                                 (the "Base Period").

                                 An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

                                 The actual total Market Value of the
                                 Component Stocks during the Base Period has been set equal to an indexed value of 10.
                                 This is often indicated by the notation
                                 1941-43=10.  In practice, the daily
                                 calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index
                                 Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the Index. The Index Divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("Index Maintenance").

                                 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

                                 To prevent the value of the Index from
                                 changing due to corporate actions, all
                                 corporate actions which affect the total
                                 Market Value of the Index require an Index
                                 Divisor adjustment.  By adjusting the Index
                                 Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the Index as an accurate barometer of stock market performance and ensures that the movement of the Index does not reflect the corporate actions of individual companies in the Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P
                                 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require
                                 Index Divisor adjustments.

                                 The table below summarizes the types of S&P
                                 500 Index maintenance adjustments and
                                 indicates whether or not an Index Divisor adjustment is required.

                                                                    Divisor
              Type of                                             Adjustment
          Corporate Action             Adjustment Factor           Required
          ----------------             -----------------           --------

          Stock split                 Shares Outstanding               No
               (i.e. 2x1)             multiplied by 2;
                                      Stock Price divided by 2

          Share issuance              Shares Outstanding plus         Yes
               (i.e. Change > 5%)     newly issued Shares

          Share repurchase            Shares Outstanding minus        Yes
               (i.e. Change > 5%)     Repurchased Shares

          Special cash                Share Price minus Special       Yes
          dividends                   Dividend

          Company change              Add new company Market          Yes
                                      Value minus old company
                                      Market Value

          Rights offering             Price of parent company         Yes
                                      minus
                                        (Price of Rights)
                                        (---------------)
                                        (  Right Ratio  )

          Spinoffs                    Price of parent company         Yes
                                      minus
                                      (Price of Spinoff Co.)
                                      (--------------------)
                                      (Share Exchange Ratio)


                                 Stock splits and stock dividends do not
                                 affect the Index Divisor of the S&P 500
                                 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                                 Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market
                                 Value of the Component Stocks (the "Post-Event
                                 Aggregate Market Value"). In order that the level of the Index (the "Pre-Event Index
                                 Value") not be affected by the altered Market
                                 Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor
                                 ("New Divisor") is derived as follows:


                     Post-Event Aggregate Market Value
                     --------------------------------- = Pre-Event Index Value
                               New Divisor


                                           Post-Event Aggregate Market Value
                             New Divisor = ---------------------------------
                                                 Pre-Event Index Value


                                 A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500
                                 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index
                                 Divisor.

                                 The following table sets forth the high and low daily closing values, as well as end-of-quarter values, of the S&P 500 Index for each quarter in the period from January
                                 1, 1993 through April 29, 1998.  All
                                 historical data presented in the following table are based on actual data from the S&P.
                                 The historical values of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the S&P 500 Index as of any Determination Date.

                                    Daily Closing Values in U.S. Dollars
                                         ------------------------------------
                                                                     End of
                                           High          Low         Quarter
                                           ----          ---         -------
               1993:
                  First Quarter.....      456.34       429.05        451.67
                  Second Quarter....      453.85       433.54        450.53
                  Third Quarter.....      463.56       441.43        458.93
                  Fourth Quarter....      470.94       457.48        466.45
               1994:
                  First Quarter.....      482.00       445.55        445.76
                  Second Quarter....      462.37       438.92        444.27
                  Third Quarter.....      476.07       446.13        462.71
                  Fourth Quarter....      473.77       445.45        459.27
               1995:
                  First Quarter.....      503.90       459.11        500.71
                  Second Quarter....      551.07       501.85        544.75
                  Third Quarter.....      586.77       547.09        584.41
                  Fourth Quarter....      621.69       576.72        615.93
               1996:
                  First Quarter.....      661.45       598.48        645.50
                  Second Quarter....      678.51       631.18        670.63
                  Third Quarter.....      687.31       626.65        687.31
                  Fourth Quarter....      757.03       689.08        740.74
               1997:
                  First Quarter.....      816.29       737.01        757.12
                  Second Quarter....      898.70       737.65        885.14
                  Third Quarter.....      960.32       891.03        947.28
                  Fourth Quarter....      983.79       876.98        970.43
               1998:
                  1st Quarter.......     1105.65       927.69       1101.75
                  2nd Quarter (through
                  April 29, 1998)...     1130.54      1085.11       1094.63

                  (Source: DataStream)


                                 Swiss Market Index

                                 The SMI is a capitalization-weighted index which measures the composite price performance of stocks of 20 highly capitalized Swiss companies listed on the Zurich, Geneva and Basel stock exchanges (the "Swiss Exchange").
                                 The SMI is calculated by the Swiss Exchange and is disseminated on [Bloomberg Financial Markets and Reuters]. Publication of weighted SMI values began in October 24, 1988, based on an initial SMI value of 1,500 on June 30, 1988.
                                 An historic series of indexes with daily closing prices and high and low monthly prices has existed since December 30, 1987.

                                 The SMI is calculated by (i) multiplying the per share price of each stock included in the SMI (the "SMI Underlying Stocks") by the number of shares listed on the SMI as of the date of the most recent, semi-annual weighting adjustment, (ii) multiplying, for each SMI Underlying Stock, the product obtained in (i) above by a stock-specific
                                 Capital Factor that keeps the index
                                 standardized to its base level and is used to adjust for corporate actions and (iii) calculating the sum of the products obtained for each Underlying Stock in (ii) above. Because the SMI is weighted by capitalization, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire SMI than will movements in share prices of companies with relatively smaller market capitalization.

                                 The SMI Underlying Stocks are selected by the Index Commission and revised semi-annually from the stocks listed on the Swiss Exchange.
                                 In principle, the index committee is
                                 reluctant to change the structure of the index and only proposes adjustments if long-term shifts in the market are clearly in evidence and if the changes will make the SMI more meaningful. The liquidity of the security in question is the dominant criterion for the decision to implement a change. Under certain circumstances, the sector mix of the SMI and the market capitalization of the security concerned may also play a role. As a rule, changes are only implemented on July 1st of any year, after advance notice of at least six months has been given. A current list of the issuers of the SMI Underlying Stocks, as of April 29, 1998, is set forth below.

                                                            Current Weight
             Company                                            in SMI
             -------                                        --------------
             Alusuisse Lonza Holding AG                         1.540%
             Asea Brown Boveri AG (B)                           2.648%
             Baloise Holding                                    0.896%
             Ciba Specialty Chemicals Holding Inc.              1.658%
             Clariant AG                                        1.495%
             Credit Suisse Group                               11.127%
             Ems-Chemie Holding AG                              0.436%
             Holderbank Financiere Glarus SA                    1.091%
             Nestle SA                                         15.276%
             Novartis SA (Bearer)                               2.127%
             Novartis SA (Registered)                          20.156%
             Roche Holding AG                                  14.106%
             Schweizerische Rueckversicherung                   6.292%
             Schweizerischer Bankverein                         5.496%
             SGS Surveillance                                   0.348%
             SMH AG (Registered)                                0.453%
             SMH AG (Bearer)                                    0.486%
             Sulzer AG                                          0.524%
             Union Bank of Switzerland (Bearer)                 6.910%
             Union Bank of Switzerland (Registered)             1.437%
             Zurich Insurance Company (Registered)              5.506%

             (Source: Bloomberg)


                                 The SMI is reviewed annually by the Swiss
                                 Exchange in order to maintain its
                                 representative status as reflective of the Swiss economy. The Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the SMI if such stock ceases to meet the criteria for inclusion. Stocks deleted will be replaced by stocks listed on the Swiss
                                 Exchange.

                                 The following table sets forth the high and low daily closing values of the SMI for each quarter, in the period from January 1, 1993 through April 29, 1998, as published and/or calculated by the Swiss Exchange. All historical data presented in the following table are based on actual data from the SMI.
                                 The historical experience of the SMI should not be taken as an indication of its future performance, and no assurance can be given as to the level of the SMI as of any Determination Date.

                                             Daily Closing Values in Swiss
                                                        Francs
                                           --------------------------------
                                                                    End of
                                           High         Low         Quarter
                                           ----         ---         -------
               1993:
                  1st Quarter.......     2190.30      2049.50       2190.30
                  2nd Quarter.......     2376.70      2122.90       2376.70
                  3rd Quarter.......     2502.40      2315.10       2473.10
                  4th Quarter.......     2972.60      2481.60       2957.60
               1994:
                  1st Quarter.......     3178.40      2768.50       2794.80
                  2nd Quarter.......     2887.80      2544.20       2608.80
                  3rd Quarter.......     2674.50      2474.50       2534.40
                  4th Quarter.......     2673.50      2458.60       2628.80
               1995:
                  1st Quarter.......     2642.40      2450.30       2508.90
                  2nd Quarter.......     2845.60      2508.90       2825.30
                  3rd Quarter.......     3045.50      2781.30       3014.80
                  4th Quarter.......     3317.10      3014.80       3297.70
               1996:
                  1st Quarter.......     3677.00      3191.40       3646.50
                  2nd Quarter.......     3732.90      3521.60       3732.90
                  3rd Quarter.......     3810.00      3482.60       3736.40
                  4th Quarter.......     3948.30      3723.10       3942.20
               1997:
                  1st Quarter.......     4684.40      3922.90       4659.20
                  2nd Quarter.......     5700.30      4463.90       5620.60
                  3rd Quarter.......     6012.60      5216.70       5673.60
                  4th Quarter.......     6267.60      5279.70       6265.50
               1998:
                  1st Quarter.......     7585.50      6062.10       7585.50
                  2nd Quarter (through
                    April 29, 1998).     7827.70      7053.50       7241.80

                  (Source: Data Stream)



                                 Dow Jones Euro STOXX 50

                                 The DJES50 is a capitalization-weighted index which measures the composite price performance of stocks of the 50 largest companies (determined on the basis of market capitalization) included in the Dow Jones
                                 Euro STOXX, a broad index consisting of
                                 companies from those countries in Western
                                 Europe which will likely be part of the EMU.
                                 Dow Jones Euro STOXX is a subset of Dow Jones
                                 STOXX, which seeks to include in its index the largest and most liquid securities in Western Europe. The DJES50, the Dow Jones
                                 Euro STOXX and the Dow Jones STOXX are
                                 indices created by STOXX Ltd. ("STOXX"), a company jointly founded by Schwizer Borse, SBF- Bourse de Paris, Deutsche Borse and Dow
                                 Jones & Company, Inc. ("Dow Jones").
                                 Publication of the DJES50 began on December
                                 31, 1991, based on an initial DJES50 value of 1,000.

                                 The DJES50 is calculated by (i) multiplying the per share price of each stock included in the DJES50 by the number of outstanding shares (and, if the stock is not quoted in euro, then multiplied by the country currency and an exchange factor which reflects the exchange rate between the country currency and the euro (or, prior to January 1, 1999, the ECU)) (ii) calculating the sum of all these products (such sum being hereinafter the "DJES50 Aggregate Market Capitalization") and (iii) dividing the DJES50 Aggregate Market
                                 Capitalization by a divisor which represents the DJES50 Aggregate Market Capitalization on the base date of the DJES50 and which can be adjusted to allow changes in the issued share capital of individual underlying stocks
                                 (including the deletion and addition of
                                 stocks, the substitution of stocks, stock dividends and stock splits) to be made without distorting the DJES50. Because of such capitalization weighting, movements in share prices of companies with relatively greater market capitalization will have a greater effect on the level of the entire
                                 DJES50 than will movements in share prices of companies with relatively smaller market capitalization. In addition, other statistics based on the DJES50 may be found in a variety of publicly available sources.

                                 A current list of the issuers of the DJES50, as of April 29, 1998, is set forth below.

                                                                   Current
    Issuer of Component                     Stock                  Weight in
            Stock                          Exchange                  DJES50
------------------------------   ------------------------------    ---------
ABN-AMRO Hldg NV                 Amsterdam Stock Exchange            2.327%
Aegon NV                         Amsterdam Stock Exchange            2.598%
Ahold NV                         Amsterdam Stock Exchange            1.062%
Air Liquide SA                   Paris Bourse                        0.891%
Akzo Nobel                       Amsterdam Stock Exchange            0.972%
Alcatel Alsthom SA               Paris Bourse                        2.069%
Allianz AG                       Frankfurt Stock Exchange            5.008%
Allied Irish Bank PLC            London Stock Exchange               0.770%
Assicurazioni Generali S.p.A.    Milan Stock Exchange                2.090%
AXA-UAP SA                       Amsterdam Stock Exchange            2.631%
Banco Bilbao Vizcaya SA          SIBE                                2.238%
Bayer AG                         Frankfurt Stock Exchange            2.041%
Carrefour                        Paris Bourse                        1.437%
Credito Italiano S.p.A.          Milan Stock Exchange                1.022%
Daimler-Benz AG                  Frankfurt Stock Exchange            3.363%
Deutsche Telecom                 Frankfurt Stock Exchange            4.595%
Lufthansa                        Frankfurt Stock Exchange            0.587%
Deutsche Bank                    Frankfurt Stock Exchange            2.780%
Compaigne Generale de Eaux       Paris Bourse                        1.657%
Electrabel SA                    Brussels Stock Exchange             0.942%
ELF Aquitaine                    Paris Bourse                        2.334%
Elsevier NV                      Amsterdam Stock Exchange            0.648%
Endesa SA                        SIBE                                1.627%
ENI S.p.A.                       Milan Stock Exchange                3.577%
Fiat S.p.A.                      Milan Stock Exchange                0.983%
Fortis AG                        Brussels Stock Exchange             0.781%
France Telecom                   Paris Bourse                        3.507%
ING Groep NV                     Amsterdam Stock Exchange            3.648%
Koninklijke PTT NV               Amsterdam Stock Exchange            1.729%
LVMH Moet-Hennesey
  Louis Vuitton                  Paris Bourse                        1.206%
L'Oreal                          Paris Bourse                        2.117%
Mannesmann AG                    Frankfurt Stock Exchange            1.961%
Metro AG                         Frankfurt Stock Exchange            0.727%
Nokia Ab Oy A                    Helsinki Stock Exchange             1.957%
Paribas                          Paris Bourse                        1.148%
Petrofina SA                     Brussels Stock Exchange             0.598%
Philips Electronics NV           Amsterdam Stock Exchange            2.116%
Portugal Telecom SA              Lisbon                              0.673%
Repsol SA                        SIBE                                1.059%
Rhone Poulenc A                  Paris Bourse                        1.195%
Royal Dutch Petroleum            Amsterdam Stock Exchange            7.994%
RWE AG                           Frankfurt Stock Exchange            1.103%
Schneider SA                     Paris Bourse                        0.762%
Siemens AG                       Frankfurt Stock Exchange            2.166%
Societe Generale                 Paris Bourse                        1.331%
Cie de St-Gobain                 Paris Bourse                        1.000%
Telecom Italia                   Milan Stock Exchange                2.654%
Telefonica de Espana             SIBE                                2.834%
Unilever NV                      Amsterdam Stock Exchange            3.207%
Veba AG                          Frankfurt Stock Exchange            2.255%

(Source: Bloomberg)

                                 The composition of the DJES50 is reviewed annually, and changes are implemented on the third Friday in September, using market data from the end of July as the basis for the review process. Changes in the composition of the DJES50 are made to ensure that the index includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the DJES50 are made entirely by STOXX Ltd.
                                 without consultation with the corporations represented in the DJES50 or the Company.
                                 The DJES50 is also reviewed on an ongoing basis, and change in the composition of the index may be necessary if there have been extraordinary events for one of the index companies (e.g. delisting, bankruptcy, merger, takeover etc.) In these cases, the event is taken into account as soon as it is effective. The component stocks of the DJES50 may be changed at any time for any reason. Neither STOXX Ltd. nor any of its founders is affiliated with the Company and has participated in any way in the creation of the Notes.

                                 The table below summarizes the adjustments to any component stock made for corporate actions and the effect of such adjustment on the base value, where "p" is the price of such component stock and "q" is the number of shares of such stock.

                                                                                                           Impact
                                                                                                            on
                                                                                                            base
            Events                                         Adjustment Factor                               value
Special cash                      adj. for p = p before dividend - dividend                              Decrease
dividend (from                                 ----------------------------
non-operating                                  p before dividend
income)


Stock Dividend &                                             1                                           None
Split (the same                                ----------------------------
security)                                       adj. for p = 1 + no. of new shares (%)

                                  adj. for q =  1+no. of new shares (%)

Reverse Split                                                1                                           None
                                               ----------------------------
                                  adj. for p =  1 - no. of new shares (%)

                                  adj. for q =  1 - no. of new shares (%)

Stock Dividend of a               adj. for p = p before distribution - cash equivalent                   Decrease
different company                              ---------------------------------------
security                                       p before distribution


                                  cash equivalent = other sec.p  no. of distributed stocks (%)

Rights Offering                   adj. for p =  adj. p                                                   Increase
                                               -------------------
                                                last cum rights p

                                  adj. p = last cum rights p + subscription p  rights (%)
                                           ----------------------------------------------
                                           1 + rights (%)

                                  adj. for q = 1 + rights (%)

                                  If the new shares have a dividend disadvantage, then the
                                  subscription price will be adjusted.

Combination:                      adj. for p =  adj. p                                                   Increase
                                                ------------------
stock distribution                              last cum rights p
(stock dividend or
split) and rights                 adj. p = last cum rights p + subscription p  (1 + stock
offering -- one                            subscription (%))  rights (%)
action applicable to                       ----------------------------------------------
other (if rights                           (1 + stock distribution (%)) (1 + rights (%))
applicable after
stock distribution)               adj. for q = (1 + stock distribution (%)) (1 + rights (%))



Combination: stock                             adj. p                                                    Increase
                                               ------------------
distribution (stock               adj. for p = last cum rights p
dividend or split)
and rights offering               adj. p = last cum rights p - subscription p  rights (%)
-- one action                              ----------------------------------------------------
applicable to other                              (1 + rights (%))  (1 + stock distribution (%))
(if stock
distribution                      adj. for q = (1 + stock distribution (%))(1 + rights (%))
applicable after
rights)

Combination: stock                             adj. p                                                    Increase
distribution (stock                            ------------------
dividend or split)                adj. for p = last cum rights p
and rights issues --
neither action is                 adj. p =  last cum rights p + subscription p  rights (%)
applicable to the                           ----------------------------------------------------
other                                       (1 + rights (%) + stock distribution (%))

                                  adj. for q = (1 + stock distribution (%) + rights (%))

Spin-off                          adj. for p = p before spinoff - cash equivalent                        Decrease
                                               ----------------------------------------------------
                                               p before spinoff

                                  cash equivalent = spinoff stock p  no. of spinoff stocks (in %)

Repurchase shares-                adj. for p = p after tender                                            Decrease
self tender                                    ------------------
                                               p before tender

                                  p after
                                     tender = (p before tender)  (no. of q before tender )
                                           (tender p  no. of tendered q)
                                                  (no. of q before tender)  no. of tendered q

                                               no. of q after tender
                                               ---------------------
                                  ad. q =  no. of q before tender



                                 The following table sets forth the high and low daily closing values, as well as end-of-quarter closing values, of the DJES50 (price return) for each quarter in the period from January 1, 1993 through April 29, 1998. The historical values of the DJES50 should not be taken as an indication of future performance, and no assurance can be given as to the level of the DJES50 as of any Determination Date.

                                             Daily Closing Values In ECU
                                         ------------------------------------
                                          High          Low       Period End
                                          ----          ---       ----------
               1993
                  1st Quarter.......     1148.63      1014.66       1140.82
                  2nd Quarter.......     1161.96      1102.94       1157.58
                  3rd Quarter.......     1321.88      1144.93       1285.92
                  4th Quarter.......     1433.34      1287.49       1433.34
               1994
                  1st Quarter.......     1459.27      1347.84       1365.74
                  2nd Quarter.......     1441.33      1272.00       1284.60
                  3rd Quarter.......     1401.79      1286.05       1320.53
                  4th Quarter.......     1344.61      1268.62       1320.59
               1995
                  1st Quarter.......     1348.10      1274.57       1300.13
                  2nd Quarter.......     1400.60      1298.18       1362.52
                  3rd Quarter.......     1469.19      1362.52       1419.60
                  4th Quarter.......     1509.91      1367.15       1506.82
               1996
                  1st Quarter.......     1612.24      1507.65       1612.24
                  2nd Quarter.......     1691.04      1619.33       1665.90
                  3rd Quarter.......     1694.51      1563.32       1694.51
                  4th Quarter.......     1859.10      1693.99       1850.32
               1997
                  1st Quarter.......     2169.71      1824.52       2137.28
                  2nd Quarter.......     2438.38      2026.91       2398.41
                  3rd Quarter.......     2699.78      2407.58       2581.36
                  4th Quarter.......     2641.68      2241.21       2531.99
               1998
                  1st Quarter.......     3179.72      2466.81       3153.32
                  2nd Quarter (through
                    April 29, 1998).     3345.86      3061.04       3118.37

               (Source: DataStream)


Discontinuance of Underlying
  Indices; Adjustments to
  Underlying Indices:..........  If an Underlying Index Publisher
                                 discontinues publication of an Underlying
                                 Index and such Underlying Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Underlying Index (such index being referred to herein as a "Successor Index"), then the relevant Index Closing Value for such Underlying Index will be determined by reference to the value of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on the Determination Dates.

                                 Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to the Company and to the holders of the Notes within three Trading Days of such selection.

                                 If an Underlying Index Publisher discontinues publication of an Underlying Index prior to, and such discontinuance is continuing on, any of the Determination Dates and the Calculation Agent determines that no Successor Index is available at such time, then on each Determination Date until a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the Index Closing Value of such Underlying Index that would be used in computing the Supplemental Redemption Amount on each Determination Date. The Index Closing Value of such Underlying Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Determination Date of each security most recently comprising such Underlying Index. The Calculation Agent will cause notice of each such Index Closing Value to be provided to the holders of the Notes on each succeeding Determination Date until and including June 2, 2005 (unless a Successor Index is prior thereto determined to be available). Notwithstanding these alternative arrangements, discontinuance of the publication of an Underlying Index may adversely affect the value of the Notes.

                                 If at any time the method of calculating an Underlying Index or a Successor Index, or the value thereof, is changed in a material respect, or if an Underlying Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of such Underlying Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in London on each Determination Date on which an Index Closing Value is to be calculated, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Underlying Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Supplemental Redemption Amount with reference to such Underlying Index or such Successor Index, as adjusted. Accordingly, if the method of calculating an Underlying Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Underlying Index such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Use of Proceeds and
   Hedging:...................   The net proceeds to be received by the
                                 Company from the sale of the Notes will be used for general corporate purposes and, in part, by the Company or one or more of its affiliates in connection with hedging the Company's obligations under the Notes, including hedging market risks associated with the Supplemental Redemption Amount.
                                 Such hedging may involve the purchase or sale of exchange traded or over the counter options on the S&P 500 Index, the SMI, or the DJES50 or individual stocks included in the S&P 500 Index, the SMI, or the DJES50, futures contracts on the S&P 500 Index, the SMI, or the DJES50 and options on such futures contracts or any other instruments that it may wish to use in connection with such hedging. The Company, through its subsidiaries, is likely to modify its hedge position throughout the life of the Notes by purchasing and selling such instruments.
                                 Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, stocks, futures contracts, and options on futures contracts, there can be no assurance that the Company will not affect such prices as a result of its hedging activities. See also "Use of Proceeds" in the accompanying
                                 Prospectus.

License Agreements............   License Agreement for the S&P 500 Index

                                 S&P and Morgan Stanley & Co. Incorporated ("MS & Co.") have entered into a non-exclusive license agreement providing for the license to MS & Co., and any of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with certain securities, including the Notes.

                                 The license agreement between S&P and MS &
                                 Co. provides that the following language must be set forth in this Pricing Supplement:

                                 The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the holders of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

                                 S&P DOES NOT GUARANTEE THE ACCURACY AND/OR
                                 THE COMPLETENESS OF THE S&P 500 INDEX OR ANY
                                 DATA INCLUDED THEREIN.  S&P MAKES NO
                                 WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS
                                 LICENSED UNDER THE LICENSE AGREEMENT
                                 DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P
                                 MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
                                 HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF
                                 MERCHANTABILITY OR FITNESS FOR A PARTICULAR
                                 PURPOSE OR USE WITH RESPECT TO THE S&P 500
                                 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT
                                 LIMITING ANY OF THE FOREGOING, IN NO EVENT
                                 SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                 "Standard & Poor's[Registered]",
                                 "S&P[Registered]", "S&P 500[Registered]",
                                 "Standard & Poor's 500," and "500" are
                                 trademarks of McGraw-Hill, Inc. and have been licensed for use by MS & Co.

                                 License Agreement for the SMI

                                 The use of and reference to the SMI in
                                 connection with the Notes has been consented to by the Swiss Exchange, the publisher of the SMI, providing that the following language must be set forth in this Pricing Supplement:

                                 The Notes are not in any way sponsored,
                                 endorsed, sold or promoted by the Swiss
                                 Exchange and the Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the said index stands at any particular time on any particular day or otherwise. The SMI is compiled and calculated solely by the Swiss Exchange. However, the Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the Swiss Exchange shall not be under any obligation to advise any person of any error therein.

                                 SMI[Registered] is a registered trademark of the Swiss Exchange.

                                 License Agreement for the DJES50

                                 STOXX Ltd. and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co., in exchange for a fee, of the right to use the DJES50, which is owned and published by STOXX, in connection with certain securities, including the Notes.

                                 The license agreement between STOXX and MS &
                                 Co. provides that the following language must be set forth in the Pricing Supplement:

                                 The Notes are not sponsored, endorsed, sold or promoted by STOXX or Dow Jones. Neither STOXX nor Dow Jones makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. The only relationship of STOXX to the Company is as the licensor of the Dow Jones Euro STOXX 50(TM) and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the Dow
                                 Jones STOXX(SM), the Dow Jones Euro STOXX(SM) and of certain trademarks, trade names and service marks of Dow Jones. The aforementioned Indexes are determined, composed and calculated by STOXX or Dow
                                 Jones, as the case may be, without regard to the Company or the Notes. Neither STOXX nor Dow Jones is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Neither STOXX nor Dow Jones has any obligation or liability in connection with the administration, marketing or trading of the Notes.

                                 NEITHER STOXX NOR DOW JONES GUARANTEES THE
                                 ACCURACY AND/OR THE COMPLETENESS OF THE
                                 INDEXES OR ANY DATA INCLUDED THEREIN AND
                                 NEITHER SHALL HAVE ANY LIABILITY FOR ANY
                                 ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.
                                 NEITHER STOXX NOR DOW JONES MAKES ANY
                                 WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS
                                 TO BE OBTAINED BY THE COMPANY, OWNERS OF THE
                                 NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND THE COMPANY.

                                 The Dow Jones Euro STOXX 50 is owned by STOXX Ltd. and is a service mark of Dow Jones & Company, Inc., and has been licensed for certain purposes by the Company. [Copyright] 1998 by STOXX Ltd. All rights reserved.

                                 The Dow Jones STOXX and the Dow Jones Euro
                                 STOXX are service marks of Dow Jones &
                                 Company, Inc., and have been licensed for certain purposes by the Company. [Copyright] 1998 by Dow Jones & Company, Inc. All rights reserved.

United States Federal Taxation   The investor should refer to the discussion
                                 under "United States Federal Taxation" in the accompanying Prospectus Supplement.